EXHIBIT 4.2


                       FIRST AMENDMENT TO CREDIT AGREEMENT

            This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 27, 1997, is among AMERICAN NUTRITION BARS, INC., GREAT AMERICAN FOODS, INC., SCHIFF PRODUCTS, INC., WEIDER NUTRITION GROUP, INC. (collectively, "Borrowers"), WEIDER NUTRITION INTERNATIONAL, INC., WNG HOLDINGS (INTERNATIONAL) LTD. (with Borrowers, collectively, "Obligors" and individually, each an "Obligor"), the Lenders from time to time signatory to the Credit Agreement and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent for Lenders.

                                    RECITALS

            A. Obligors, Agent and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997 (as from time to time amended, restated, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrowers.

            B. Obligors desire, and Agent and Lender are willing, to amend certain provisions of the Credit Agreement, all on the terms and conditions set forth in this Amendment.

            C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Schedule A to the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1. AMENDMENT. The Credit Agreement is hereby amended as follows:

            (a) The pricing grid contained in subsection 1.5(a) of the Credit Agreement is replaced with the following pricing grid:


                   "FUNDED DEBT TO             REVOLVING CREDIT LOAN
                    EBITDA RATIO           LIBOR MARGIN       INDEX MARGIN
                  ----------------        --------------     --------------
                      > 3.0                    2.2               0.75
                   > 2.5 but <3.0              2.0               0.50
                   -
                   > 2.0 but <2.5              1.75              0.25
                   -
                   > 1.5 but <2.0              1.25              0.00
                   -
                      < 1.5                    1.00              0.00"

            (b) The paragraph contained in Section 1.6 of the Credit Agreement is replaced with the following paragraph:

                  "As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrowers, Borrowers agree to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Revolving Commitment Termination Date or such earlier date as the Lenders' obligations to make Revolving Credit Advances terminate or the Revolving Credit Loan becomes due and payable, and on the Revolving Commitment Termination Date or such earlier date as the Lenders' obligations to make Revolving Credit Advances terminate or the Revolving Credit Loan becomes due and payable, a fee for Borrowers' non-use of available funds (the "NON-USE FEE") in an amount equal to (i) the applicable rate per annum (calculated on the basis of a 360 day year and actual days elapsed) set forth in the following grid (the "NON-USE FEE MARGIN") multiplied by (ii) the difference between the respective daily averages of (A) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (B) the amount of the Revolving Credit Loan outstanding during the period for which the Non-Use Fee is due:

                                FUNDED DEBT TO         NON-USE
                                EBITDA RATIO          FEE MARGIN
                               ----------------      ------------
                                    > 2.0               0.375
                                    -
                                    < 2.0               0.250

                  The effective Non-Use Fee Margin will be based on a Funded Debt to EBITDA ratio calculated in accordance with paragraph
                  (e) of ANNEX G and shall be determined and adjusted in a manner identical to that in which the effective Margin with respect to the Revolving Credit Loan is determined and adjusted pursuant to SECTION 1.5 of the Agreement."

            (c) Each reference to "11:00 a.m." contained in subsection 1.1(a) of the Credit Agreement is replaced with a reference to "12:30 p.m."

            (d) Each reference to "11:00 a.m." (or "A.M.", as the case may be) contained in subsection 1.5(e) of the Credit Agreement is replaced with a reference to "12:30 p.m."

            (e) The reference to "12:30 p.m." contained in subsection 9.9(a) of the Credit Agreement is replaced with a reference to "1:00 p.m."

            (f) The text contained in subclause (d) of Section 6.2 of the Credit Agreement is replaced with the following text:

            "any other type of investment, loan or advance not exceeding $5,000,000 in the aggregate at any time outstanding; provided that
            (i) each such investment in 5% or more of the ownership interests of any Person shall have been approved by the board of directors of such Person and shall otherwise be consensual and (ii) any such investment which is otherwise a transaction described in SECTION 6.1 shall be subject to the provisions of SECTION 6.1."

            (g) The reference to "$50,000,000"contained in subclause (k) of
      Section 6.1 of the Credit Agreement is replaced with a reference to "$75,000,000."

            2. EFFECTIVENESS. This Amendment shall become effective on the date first set forth above; PROVIDED THAT, as of such date (a) this Amendment shall have been executed by each of the parties hereto and (b) Agent shall have received by August 25, 1997 the operating plan required to be delivered by Holdings pursuant to clause (c) of Annex E to the Credit Agreement.

            3. REPRESENTATIONS AND WARRANTIES. Obligors hereby represent and warrant to gent and Lenders that:

            (a) As of the date of this Amendment and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred or be continuing;

            (b) As of the date of this Amendment and, after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Obligors contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

            (c) (i) The execution, delivery and performance by each Obligor of this Amendment and each of the documents and agreements described herein, or contemplated hereby, to which such Obligor is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Obligor, (ii) this Amendment and such documents and agreements are the legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with their respective terms and (iii) neither this Amendment or any such other document or agreement, nor the execution, delivery or performance by any Obligor thereof (1) violates any law or regulation, or any order or decree of any court or Governmental Authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor is a party or by which any Obligor or any of its property is bound or (3) results in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral.

            4. REFERENCE TO AND EFFECT ON CREDIT AGREEMENT. Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" or "the Credit Agreement," shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

            5.  MISCELLANEOUS.

            5.1 SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and shall inure to the benefit of Obligors, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein; PROVIDED that no Obligor may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

            5.2 ENTIRE AGREEMENT. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

            5.3 FEES AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, Obligors agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment, together with all fees, costs and expenses incurred by Agent prior to the date hereof which are payable by Obligors pursuant to Section 11.3 of the Credit Agreement.

            5.4 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            5.5 SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

            5.6 CONFLICT OF TERMS. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

            5.7 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            5.8 INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections 11.9 and 11.14 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

            5.9 ACKNOWLEDGMENT. Each Obligor hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Obligor may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Agreement, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Obligor hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Obligor may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Obligor further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims.


                            [signature pages follow]

            IN WITNESS WHEREOF, this First Amendment to Third Amended and Restated Credit Agreement has been duly executed as of the date first written above.


                              AMERICAN NUTRITION BARS, INC.
                              GREAT AMERICAN FOODS, INC.
                              SCHIFF PRODUCTS, INC.
                              WEIDER NUTRITION GROUP, INC.
                              WEIDER NUTRITION INTERNATIONAL, INC.
                              WNG HOLDINGS (INTERNATIONAL) LTD.

                              For each of the foregoing:

                              By: ________________________________

                              Title:  Chief Financial Officer




                           [signature pages continue]

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent and Lender

                              By: _______________________________

                              Title:  Duly Authorized Signatory




                           [signature pages continue]

                              CORESTATES BANK, N.A.

                              By: _______________________________

                              Title:_____________________________



                           [signature pages continue]

                              LASALLE NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                             THE BANK OF NOVA SCOTIA

                              By: _______________________________

                              Title:_____________________________



                           [signature pages continue]

                              CREDITANSTALT-BANKVEREIN

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                             DRESDNER BANK AG, NEW YORK BRANCH
                             AND GRAND CAYMAN BRANCH

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                              ZIONS FIRST NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________




                              [signature pages end]